Exhibit 10.7

AMENDMENT TO EMPLOYMENT CONTRACT

This Employment Contract Amendment (the “Amendment”), is made on August 11, 2025, by and between:

Employer: AstroNova, Inc. (the “Employer”) with a mailing address of 600 East Greenwich Ave., West Warwick, Rhode Island, U.S.A., and

Employee: Padraig Finn (the “Employee”) with a mailing address of 15 Gauntlet Drive, Cambourne, Cambridgeshire, United Kingdom.

The Employer and Employee are referred to herein as the "Parties."

This Amendment modifies the original agreement dated May 13, 2024, between the Parties (the “Employment Contract”).

The aforementioned Employment Contract is hereby amended as follows:

Job Title:

Effective August 15, 2025, your position will be Senior Vice President, Product ID Division of AstroNova, Inc. (the “Company”).

Salary:

Effective August 15, 2025, your salary will be 212,688 GBP annually, paid in accordance with the Company’s standard payroll practices in the United Kingdom.

All payments made or to be made pursuant to this Employment Contract shall be subject to applicable and permissible (under applicable law) deductions and/or withholdings.

Short Term Incentive Plan (STIP):

STIP target compensation at 45% of base salary with maximum attainment of 90% of base salary.

•
STIP metrics are determined and approved by the Board annually for each fiscal year running from February 1st through January 31st.
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For the FY26 STIP, your performance goal awards, expressed as a percentage of your target award will be as set forth in the FY26 STIP for your position. The “Target,” “Threshold” and “Superior” levels of performance for each of the performance goals and the method for calculating any bonuses earned with respect to each performance goal will also be as set forth in the FY26 STIP.
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For purposes of calculating the amount of any bonus earned under the FY26 STIP, your “base salary” will be the aggregate amount of salary actually paid to you by the Company during FY26.

Long Term Incentive Plan (LTIP):

LTIP annual grants equivalent to 45% of base salary.

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Exhibit 10.7

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LTIP grants are approved and granted annually at the end of each fiscal year, typically in March.
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You have already received a grant for FY26 (current fiscal year) of 3256 shares, calculated using your prior base salary at 15% of base salary. A grant will be made to you for the incremental value based on the increase to your base salary and the increase to the amount of the LTIP grant value, prorated to reflect the number of days remaining in FY26 from and after August 15, 2025.
•
A one-time grant of restricted stock units with value of USD $500,000 on the grant date, based on the closing price of the Company’s common stock on August 15, 2025, that will cliff-vest on the third anniversary of the grant date. Should your employment as the Senior Vice President, Product ID Division of the Company be terminated without Cause prior to the earlier of (a) the third anniversary of this Amendment and (b) the consummation of a Change-In-Control (hereinafter defined), your restricted stock units subject to this grant would vest ratably based on your time served as the Company’s Senior Vice President, Product ID Division. The restricted stock units will be governed by and subject to the Company’s 2018 Equity Incentive Plan and a form of restricted stock unit approved by the Human Capital and Compensation Committee of the Board.

All incentives, stock options or restricted stock units granted or exercised pursuant to this Employment Contract shall be subject to applicable and permissible (under applicable law) deductions and/or withholdings.

Change-in-Control:

Should a sale of a material part of the Company (as determined by the Board or a designated committee thereof) or a Change-In-Control, in either case in connection with which a dividend or distribution is declared and paid to the shareholders of the Company or consideration is otherwise paid to the shareholders of the Company, occur prior to the third anniversary of the restricted stock units’ grant date, you will be entitled to receive an amount, in the same form as is paid or distributed to the shareholders of the Corporation, that would have been distributable with respect to the number of shares of the Corporation’s Common Stock underlying the restricted stock units described above that remain unvested immediately following the consummation of such transaction, less any applicable tax withholdings, provided that (i) your eligibility to receive such a payment shall be conditioned upon your continued employment by the Company or one of its subsidiaries through the date the transaction is consummated and (ii) you shall not be entitled to receive any payment pursuant to this resolution in connection with a transaction with respect to any restricted stock units for which the vesting is accelerated or for which payment is otherwise made in connection with the consummation of that transaction. For clarity, (i) unless otherwise determined by the Board, the restricted stock units will not automatically vest as the result of the consummation of a transaction and (ii) the restricted stock units shall not participate in dividends or distributions to shareholders prior to their vesting date.

Notice Period:

Except where expressly indicated otherwise by this Amendment, the notice period is three months for both you and the Company.

Notwithstanding the above, should the Company decide to terminate your employment without Cause, except in connection with a Change-In-Control in connection with which a dividend or distribution is declared and paid to the stockholders of the Company or consideration is otherwise paid to the shareholders of the Company, you will be entitled to the continuation of an amount equal to (i) your base

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Exhibit 10.7

salary in effect` at the time of your termination multiplied by (ii) one minus a fraction, the numerator of which shall be the number of days elapsed between the effective date of your appointment as the Company’s Senior Vice President, Product ID Division and the date such termination becomes effective and the denominator of which shall be one thousand ninety-six, to be paid over a period of 52 weeks in accordance with the Company’s policies in effect at the time for severance payments. Should a termination of your employment occur in connection with a Change-In-Control in connection with which a dividend or distribution is declared and paid to the stockholders of the Company or consideration is otherwise paid to the shareholders of the Company, whether with or without Cause, no severance shall be due.

Irrespective of the above, your employment may be terminated without notice if you are summarily dismissed on the grounds of gross misconduct, or other for-Cause reasons as further defined in Appendix A of this Amendment.

As set forth herein, this Amendment hereby amends and modifies the Employment Contract. Except as otherwise expressly provided in this Amendment, all other terms and conditions of the Employment Contract dated May 13, 2024, remain unchanged and in full force and effect. If there is conflict between this Amendment and the Employment Contract, the terms of this Amendment shall prevail.

The Parties hereby agree to the aforementioned amendment(s) to the Employment Contract. Any additions made are legally binding upon signature of both Parties.

Employer Signature: _________________________________ Date: _____________

Print Name: AstroNova, Inc. DD/MM/YYYY

Title: Interim President & CEO

Employee Signature: _________________________________ Date: _____________

Print Name: Padraig Finn DD/MM/YYYY

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Exhibit 10.7

APPENDIX A

Definitions

“Board” means the Company’s Board of Directors.

“Cause” means (i) your failure to substantially perform your duties with the Company, other than any such failure resulting from incapacity due to physical or mental illness (if you have not cured such failure to substantially perform, if curable, within thirty (30) days after your receipt of written notice thereof from the Board that specifies the conduct constituting Cause under this clause (i)); (ii) your willful misconduct or gross negligence in the performance of your duties to the Company, including a willful failure to comply with any valid and legal directive of the Board; (iii) your conviction for, or your entering of a guilty plea or plea of no contest with respect to any crime that constitutes a felony or involves fraud, dishonesty or moral turpitude; (iv) your commission of an act of fraud, embezzlement or misappropriation against the Company; (v) your material breach of any fiduciary duty owed by you to the Company; (vi) your engaging in any improper conduct that has or is likely to have (as determined by the Board or a committee thereof) an adverse economic or reputational impact on the Company; or (vii) your material breach of this Agreement or any of the Company's written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, insider trading, and ethical misconduct.

“Change-in-Control” means (i) the acquisition of 50% or more of the beneficial ownership of the combined voting securities of the Company by any person or group (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than the Company or its subsidiaries or any employee benefit plan of the Company or any person who was an officer or director of the Company on August 15, 2025, which person or group did not theretofore beneficially own 30% or more of the combined voting securities of the Company; (ii) consummation by the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the voting securities of such entity immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, securities representing more than 50% of the voting power of then-outstanding voting securities of the corporation resulting from such a reorganization, merger or consolidation; (iii) the sale, exchange or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company (on a consolidated basis) to a party which is not controlled by or under common control with the Company; or (iv) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election.

“LTIP” means the Company’s Senior Executive Long-Term Incentive Plan.

“STIP” means the Company’s Senior Executive Short-Term Incentive Plan.

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Exhibit 10.7

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